As filed with the Securities and Exchange Commission on May 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GUI BIN SHE INTERNATIONAL HOLDING GROUP

(Exact name of Registrant as specified in its charter)

Cayman Islands	7011	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2805, Bldg A,

Union Plaza, 5022 Binhe Avenue,

Futian District, Shenzhen,

Guangdong Province, China

TEL:+(86) 15989588546

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated May 29, 2024.

PRELIMINARY PROSPECTUS

ORDINARY SHARES

We are offering              ordinary shares. This is the initial public offering of ordinary shares of              . The offering price of our ordinary shares in this offering is expected to be $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “GBS”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

●	references to “Common Shares” or “our shares” refer to common shares of GUI BIN SHE INTERNATIONAL HOLDING GROUP;

●	references to the “Company,” “we,” “us,” “our” and “GBS” refer to GUI BIN SHE INTERNATIONAL HOLDING GROUP;

●	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;

●	our ability to develop and market new products;

●	the continued market acceptance of our products;

●	exposure to product liability claims and actions;

●	risks associated with product recalls;

●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

●	our ability to manage operations-related risk;

●	our expectations and management of future growth;

●	our expectations concerning relationships with third parties;

●	the impact of COVID-19 on the Company;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to successfully acquire and integrate companies and assets;

●	the increased expenses associated with being a public company;

●	exposure to product liability and defect claims;

●	protection of our intellectual property rights;

●	damage to our reputation due to negative publicity;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain all necessary government support;

●	certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	risks associated with expansion into new jurisdictions;

●	managing our growth effectively;

●	fluctuations in operating results;

●	emerging market risks;

●	global economy risks;

●	our ability to maintain and enhance our market position;

●	our ability to obtain and maintain adequate insurance coverage;

●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

●	dependence on our senior management and key employees;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies; and

●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

GBS is a new French-style affordable luxury chain brand, taking pride in aesthetics-based designs and services, and having “affordable luxury economic aesthetics” as our business philosophy. GBS has won the platinum award of Chinese and foreign hotels and is one of the most influential brands of hospitality operation and management. Adhering to modern French-tyle designs and services, GBS is dedicated to furnishing travel-worn customers with exquisite, comfortable, and relaxing accommodations. Among others, our services feature special laundry assistance by designated attendants and Chinese and French wholesome meals. As an affordable luxury economic hotel, we aim to provide artistically-designed rooms and excellent services at reasonable price, satisfying more customers with ever more pleasant guest experience.

As a socially responsible enterprise, GBS will actively fulfill its corporate social responsibility, focus on employee welfare and community development, and contribute to the prosperity of the local economy and social progress. We firmly believe that with the joint efforts of all employees, GBS will usher in a more brilliant future.

Overview of Our Company

Founded in 2016, Shenzhen GBS Hotel Group is headquartered in Futian CBD, Shenzhen, featuring a compendious French style created by a renowned brand designing company. GBS is positioned as a French-style medium-and-high-end business hotel chain, providing customers with healthy, safe, comfortable, and environmentally friendly accommodations. By providing unique VIP services and first-class ambiance, we strive to create a affordable luxury travel experience for customers, and are committed to forging a national brand model. To date, GBS has direct investment in 20 operating hotels in Fujian, Guangdong, Hunan, Guizhou and other provinces. Nearly 10 additional hotels across the country are also in preparation.

Our core competitiveness lies in the combination of “ultimate product and ultimate service” and “digital marketing and digital operation”, which enables our franchisees to enjoy low costs, high OCC and high returns, well-known across the hospitality industry and appealing to many hotel investors.

The Industry

(1) Industry analysis

I. Market Potential and Growth Trend

The mid-to-high-end hotel sector shows great potential in China. With the upgrading of consumption, the rising of income level and the increasing of business travels, consumers’ demand for accommodation services points more toward quality and customization, which has fueled the continuous growth of the mid-to-high-end hotel market.

II. Social Environment

Before the COVID-19 pandemic, business travel expenditures in China showed a steady growth year on year. Although there was a brief decline due to the pandemic, it recovered quickly, indicating the market’s strong resilience and demand base. With the advent of the era of tourism, not only are business tours climbing, traveling for leisure and vacation is also booming, which has prompted more mid-to-high-end hotel brands to expand their layout to meet diversified market demands.

III. Industrial Competition Landscape

As of 2021, the top three corporate groups in China’s medium-level hotel industry remained relatively strong, but competition was fierce as ever, with new players emerging and various brands attracting customers by improving service quality, creating unique products, and optimizing their operating models.

IV. Policy and Economic Environment

The support of national policies for the construction of tourist and supporting facilities provides favorable conditions for the growth of mid-to-high-end hotels. In the meantime, the booming business activities brought about by economic development has also boosted the hotel industry. In terms of investment environment, investors are optimistic about the long-term value of the mid-to-high-end hotel sector, and investment in this sector is expected to remain active.

V. Change in Consumer Behaviors

In choosing hotels, consumers pay more attention to service quality and guest experience, including sound facilities, luxurious ambiance, and one-stop services incorporating dining, living, entertainment, shopping and transportation”, which poses higher demands for mid-to-high-end hotels to continue to innovate and improve service quality.

VI. Technical Environment

Emerging technologies such as artificial intelligence and big data are increasingly being used in hotel management and services, thus effectively improving operation and management efficiency and allowing a more personalized customer experience. This is also an important means for mid-to-high-end hotels to maintain their competitiveness.

To sum up, the mid-to-high-end chain hotel market is facing both opportunities and challenges. Against the background of consumption upgrading, technological innovation, market segmentation and industry consolidation, those brands capable of precise market-positioning, excellent service and efficient operation will have more competitive advantages.

(2) Industry data

I. Market size of the hospitality industry

From the perspective of the overall hotel market, according to a report by Research and Market, a market search institute, that by 2028 China’s hotel market is expected to reach 166.02 billion US dollars, a huge potential for growth. From the perspective of hotel types, economy hotels are close to saturation with close competition, while mid-to-high-end hotels have entered a growth period, witnessing their number and performance surpassing those of economy hotels.

Our Products And Services

Providing consultation services on hotel management, accommodation services, food services, branding, entrusted management, location selection and construction preparation, we focus on the field of neo-French-style chain hotel brands and own such high-end names as “Garden Hotel”, “International Hotel”, “B&B Hotel”, “Hot Spring Hotel” and so forth.

Our software and hardware products include: anti-bacterial mattresses (same type as used in Hilton five-star hotels), GBS intelligent system version 2.0, intelligent whole-room guest control systems, remote monitoring and energy consumption control (to reduce operating costs), robot room attendants, GBS cleaning system version 2.0 for air purification and ventilation, top brand intelligent cleaning and sterilization bathroom equipment, GBS version 2.0 intelligent disinfection and cleaning system, bathroom separation of dry and moist areas, carefully-chosen cotton fabrics and toiletries (same type and quality as used in five-star hotels).

With regards to services, we have the industry-leading laundry service by designated attendants, Chinese and French wholesome meals, light fruit salads, tea and refreshments readily served upon guest arrival, porridge and free snacks for late hours, and a variety of free drinks. In addition, an ordinary employee has the rapid-response authority of up to 1,000 RMB Yuan, so that customers can quickly receive their needed assistance for non-serious but unpleasant situations.

Our business model

GBS specializes in modern French-style affordable luxury hotel chain, and in line with the business model of “leasing plus franchising” GBS provides franchisees with operational patterns, including hotel management, accommodation services, catering services, branding, entrusted management, and early-stage site selection and construction preparation consulting services, all with a view to forging the GBS brand image and generating steady and sustainable returns for hotels.

We have a well-developed “total cost leading strategy”, which helps all investors to obtain sufficient profit margins. We endeavor to implement this strategy in our daily operation to achieve the maximum returns possible for our investors.

Our Competitive Strengths

Our five-core competitive strengths are:

1.	time-tested supply chain structure,
2.	Synergetic growth across multiple industries,
3.	Scientific and advanced management ideas and layered talent pool,
4.	Leading market strategy,
5.	Brand influence and social responsibility.

Our Challenges

1.	The services sectors are faced with the risk of labor force loss or change, the solution to which is to improve the talent training and pooling system;
2.	In the post-COVID era, individual consumption is downscaling;
3.	Cash-flow-related risks of our directly-operated and self-funded projects;
4.	Accounts receivables are subject to default risks.

What we do

GBS is a new French-style affordable luxury chain brand, taking pride in aesthetics-based designs and services, and having “affordable luxury economic aesthetics” as our business philosophy. GBS has won the platinum award of Chinese and foreign hotels and is one of the most influential brands of hospitality operation and management. Adhering to modern French-tyle designs and services, GBS is dedicated to furnishing travel-worn customers with exquisite, comfortable, and relaxing accommodations. Among others, our services feature special laundry assistance by designated attendants and Chinese and French wholesome meals. As a affordable luxury economic hotel, we aim to provide artistically-designed rooms and excellent services at reasonable price, satisfying more customers with ever more pleasant guest experience.

Our Corporate Structure

Our company implements the general manager responsibility system under the leadership of the executive director, and the executive director and the CEO coordinate the administrative and human resources department, the financial department, the mineral industry Department and the financial and industry Department.

The management team has the following core members to ensure that the company operates in compliance with the law and regulations, while also ensuring the development of the business:

Mr. Jinqi DAI as Chairman of the Board and President

Mr. Hua LI as CEO

Ms. Xiaoping CHENG as CFO

Mr. Yuhan ZHAO as COO

Company Organization Chart

Risk Factors Summary

GBS is a new French-style affordable luxury hotel chain, dedicated to furnishing travel-worn customers with exquisite, comfortable, and relaxing accommodations. As an affordable luxury economic hotel, we aim to provide artistically-designed rooms and excellent services at reasonable prices, satisfying more customers with ever more pleasant guest experiences. The factors affecting its operation can be roughly divided into the uncertainty of future development of the hospitality industry and the risks inherent in the hospitality industry.

(1) Uncertainty of Future Development of the Hospitality Industry

The hospitality industry, particularly the operation of hotels is a relatively mature industry, and the uncertainty of its future development is primarily reflected in market risks, financial risks, management risks, policy risks, and so forth. Policy risks refer to the uncertainty and impact on hotel operations due to changes in government policies, such as those governing real estate, taxation, tourism, public health etc.

I. Tax policy:

Tax policy is a crucial factor affecting the operating costs and profits of hotels. If the government introduces a tax policy that is not conducive to the hotel industry (e. g., increasing business tax, value-added tax, etc.), hotel operations will be heavily burdened.

II. Real estate policy:

Real estate policy has a great impact on the hotel industry. For instance, the government’s regulation policy on the real estate market will curtail the land supply for hotels, thereby impacting their operation.

III. Tourism policy:

Tourism policy has a great effect on the hotel industry. For instance, the government’s management and regulation policies on the tourism market (e. g., restricting the number of tourists and increasing the ticket price of tourist attractions) will affect the operation of hotels.

IV. Financial policy:

The financial policy also has a substantial bearing on the hotel industry, such as the government’s regulation of bank credit policy, which will impact the financing sources and financing costs for hotel construction and operation.

V. Government actions:

Government actions may have a direct effect on the hotel industry. For example, the government’s approval and supervision of the hotel industry will affect the operation of hotels.

Therefore, hotel operators will follow attentively policy changes and adjust business strategies accordingly in a timely manner, so as to cushion the impact of policy risks on hotel business.

VI. Competitive pressure:

The tourism market becomes increasingly competitive, so is the hotel industry, particularly among high-end hotel brands.

VII. Changes in consumer demand:

With the rising of consumer requirements for hotel living experience, the improvement of people’s living standards and the change of consumerism ideas, demands for the hotel industry are also constantly altering. As a result, the hotel industry needs to keep adjusting its business strategy.

(2) Risks Inherent in the Hospitality Industry

I. Economic risks:

The hotel industry is a consumer-oriented service industry, and its profitability is directly related to market demand, which will in turn be affected by various factors such as economic cycle and consumption power. So, the hotel industry has relatively high economic risks.

II. Market competitiveness:

With the development of global tourism, the hotel market is becoming increasingly competitive. Any hotel must face competition not only from local market, but also globally.

III. Regional policy:

The operation and development of hotels are closely related to regional policies, and any change in such policies may affect the hotel business.

IV. Environmental risks:

The hotel industry is susceptible to the environmental risks, such as climate change and natural disasters.

V. Labor force:

The hotel industry depends on a large labor force, and human resources are mobile. Staff turnover and increase of training of costs may impact hotel business.

VI. Supply chain:

Hotels rely on a large number of suppliers, for food, room supplies, etc., and any problem in the supply chain may stall a hotel’s operation.

VII. Brand:

Brand risk is a critical risk for a hotel as its brand awareness directly bears upon its market position and competitiveness.

Estimated preliminary and selected financial results (Unaudited)

Trademarks

The trademarks of GBS registered in the People’s Republic of China are shown in Figures I through VI below.

(1) Lux Cabins, registration date July 7, 2019, registration number 34224062, international classification 43, trademark status registered.

Figure Ⅰ

(2) Lux Cabins, registration on June 28, 2019, registration number 34215140, international classification 35, trademark status registered.

Figure ⅠI

(3) Lux Cabins, registration on July 7, 2019, registration number 34218279, international classification 36, trademark status registered.

Figure ⅠII

(4) GUI BIN SHE JIU DIAN (in Chinese characters), registration date June 21, 2019, registration number 34224040, international classification 36, trademark status registered.

Figure ⅠV

(5) GUI BIN SHE JIU DIAN (in Chinese characters), registration on June 21, 2019, registration number 34202529, international classification 35, trademark status registered.

Figure VI

In addition to trademarks, we also involve some intellectual property issues in the process of operation. The most likely intellectual property types involved are as follows:

(1) Patent of invention. If the company has a unique technological innovation in the development and processing of the mining industry, it can apply for an invention patent to protect its exclusive rights in this field. The invention patent is aimed at the real technological innovation, requiring “novelty”, “creativity” and “practicality”.

(2) Patent for utility models. In addition to invention patents, companies can also apply for utility model patents to protect the new structure, shape, or combination of products. Compared with invention patents, utility model patents have lower requirements, focusing on product design and functional innovation. For example, the company can apply for utility model patent for the appearance design and structure of mineral products, so as to gain an advantage in the market competition.

(3) Trademark. A trademark is a symbol used to divide the source of a product or service, which can be text, patterns, graphics, colors, etc. Companies can use unique trademarks for the minerals they process so that consumers can identify and identify the company’s products. The registration of a trademark may provide legal protection against the unauthorized use of the same or similar trademark by others.

(4) Copyright. Mining or processing machinery may involve the creation of software programs, algorithms, interface design and other aspects. These creations can be protected by copyright law. After the development of the software, the company can register the source code and related documents to ensure the exclusive rights and interests in these creations.

(5) Industrial design patents. The design of machinery for mining or processing can also be protected by industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents mainly focus on the appearance and shape of the product, and ensure that the company has a competitive advantage in the market through patent protection.

Implications of Being an Emerging Growth Company (applicability of whole section to be verified)

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status (applicability of whole section to be verified)

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company (applicability of whole section to be verified)

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;

●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Corporate Information

Our principal executive offices are located at Suite 2805, Bldg A, Union Plaza, 5022 Binhe Avenue, Futian District, Shenzhen, Guangdong Province, China

THE OFFERING

Issuer	GUI BIN SHE INTERNATIONAL HOLDING GROUP

Securities Being Offered	Ordinary Shares, par value US$ per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	● Enhancing GBS brand awareness ● Building Hotel Training Bases ● Constructing Distinctive Rehabilitation Centers

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “GBS” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage our growth, we must among other thing continue to expand our sales and marketing and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company’s operational capacity through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

Hospitality industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) Price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) Accurately forecast our net sales and plan our operating expenses.

3) Compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) Successfully introducing new services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the procurement of customers and provision of our services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain and expand our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Statutory laws and regulations in China are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in China and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on the quality of our services and adhere to stringent quality control measures and have obtained quality control certifications for our hotels. To meet our customers’ requirements and expectations for the quality our services, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our services or cancellation or loss of our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to procure products that satisfy new customer preferences, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate all of our hotels or to open new hotels. Because we operate primarily in China, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial conditions and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain customers, increased competition from competitors, the emergence of alternative business models of providing comparable services, changes in government policies and general economic conditions. We may also lose customers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain customers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the hotel industry and the market place is critical to increasing the quantity and depth of engagement with our customers, which, in turn, enhances the appeal of our services in the market place. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of customers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside China, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The hotel and related services market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the industry constantly change their services offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. Business models similar to those of AirBnB poses challenges to our business. There can be no assurances that our other conventional competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of customers, and our brand, business, prospects, financial conditions and results of operations could be materially and adversely affected.

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model. If we are unable to maintain or renew our services agreement, or if our services agreements are terminated for any reasons, such adverse events could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

We may be unable to effectively communicate with our customers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our customers the status of their orders/reservations and payments, or inform our customers of any updates on their reservations or stays. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent to our past, current or prospective customers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from them to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our customers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business. These investments support both our existing business and anticipated growth. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity primarily in the form of hotel rooms available, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may be subject to liability claims when people or property are harmed or damaged.

We are exposed to liability or food safety claims relating to personal injury or illness, death or environmental or property damage incurred by our guests or visitors.

Although we require that our hotels only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from violent crimes or crimes against properties committed in the premises of our hotels could damage our brand and reputation. Any material personal injury liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business; similar pandemic may continue to materially and adversely affect our results of operations and financial condition.

We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which similar pandemic in the future may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy expanded well in the last several decades, the rapid growth of the Chinese economy has slowed down since the COVID-19 pandemic, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for business travel or leisure travel or meetings, and our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

●	strategic actions by our competitors;

●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

●	speculation in the press or investment community;

●	the failure of research analysts to cover our Ordinary Shares;

●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;

●	changes in accounting principles, policies, guidance, interpretations or standards;

●	additions or departures of key management personnel;

●	actions by our shareholders;

●	domestic and international economic, legal and regulatory factors unrelated to our performance; and

●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them. (applicability to be verified)

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks. (

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;

●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;

●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;

●	business licensing or certification requirements;

●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;

●	limited fulfillment and technology infrastructure;

●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;

●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;

●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;

●	lower levels of use of the Internet;

●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;

●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;

●	different employee/employer relationships and the existence of works councils and labor unions;

●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;

●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;

●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $              million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $              per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $              increase (decrease) in the assumed initial public offering price of $              per share would increase (decrease) the net proceeds to us from this offering by approximately $              million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Enhancing GBS brand awareness		10%
Building Hotel Training Bases		30%
Constructing Distinctive Rehabilitation Centers		60%
Total project input funds		100%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2023 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2023
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$ par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $              million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $              million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was $              or approximately $              per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023, will be $              or approximately $              per Ordinary Share. This would result in dilution to investors in this offering of approximately $              per Ordinary Share or approximately              % from the assumed offering price of $              per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $              per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2023
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2023, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

CORPORATE HISTORY AND STRUCTURE

CORPORATE HISTORY

GUI BIN SHE INTERNATIONAL HOLDING GROUP, a Cayman company established on , 2024, is the issuer of the ordinary shares provided in this prospectus.

CORPORATE STRUCTURE

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

Founded in 2016, Shenzhen GBS Hotel Group is headquartered in Futian CBD, Shenzhen, featuring a compendious French style created by a renowned brand designing company. GBS is positioned as a French-style medium-and-high-end business hotel chain, providing customers with healthy, safe, comfortable, and environmentally friendly accommodations. By providing unique VIP services and first-class ambiance, we strive to create a affordable luxury travel experience for customers, and are committed to forging a national brand model. To date, GBS has direct investment in 20 operating hotels in Fujian, Guangdong, Hunan, Guizhou and other provinces. Additional nearly 10 branches across the country are also in preparation.

Our core competitiveness lies in the combination of “ultimate product and ultimate service” and “digital marketing and digital operation”, which enables our franchisees to enjoy low costs, high OCC and high returns, well-known across the hospitality industry and appealing to many hotel investors.

As a socially responsible enterprise, GBS will actively fulfill their corporate social responsibility, focus on employee welfare and community development, and contribute to the prosperity of the local economy and social progress. We firmly believe that with the joint efforts of all employees, GBS will usher in a more brilliant future.

Our Products and Service

Providing consultation services on hotel management, accommodation services, food services, branding, entrusted management, location selection and construction preparation, we focus on the field of neo-French-style chain hotel brands and own such high-end names as “Garden Hotel”, “International Hotel”, “B&B Hotel”, “Hot Spring Hotel” and so forth.

Our software and hardware products include: anti-bacterial mattresses (same type as used in Hilton five-star hotels), GBS intelligent system version 2.0, intelligent whole-room guest control systems, remote monitoring and energy consumption control (to reduce operating costs), robot room attendants, GBS cleaning system version 2.0 for air purification and ventilation, top brand intelligent cleaning and sterilization bathroom equipment, GBS version 2.0 intelligent disinfection and cleaning system, bathroom separation of dry and moist areas, carefully-chosen cotton fabrics and toiletries (same type and quality as used in five-star hotels).

With regards to services, we have the industry-leading laundry service by designated attendants, Chinese and French wholesome meals, light fruit salads, tea and refreshments readily served upon guest arrival, porridge and free snacks for late hours, and a variety of free drinks. In addition, an ordinary employee has the rapid-response authority of up to 1,000 RMB Yuan, so that customers can quickly receive their needed assistance for non-serious but unpleasant situations.

Major Factors Affecting Our Results of Operations

GBS is a new French-style affordable luxury hotel chain, dedicated to furnishing travel-worn customers with exquisite, comfortable, and relaxing accommodations. As a affordable luxury economic hotel, we aim to provide artistically-designed rooms and excellent services at reasonable price, satisfying more customers with ever more pleasant guest experience. The factors affecting its operation can be roughly divided into the uncertainty of future development of and the risks inherent in the hospitality industry.

(1) Uncertainty of Future Development of the Hospitality Industry

The hospitality industry is a relatively mature industry, and the uncertainty of its future development is primarily reflected in market risks, financial risks, management risks, policy risks, and so forth. Policy risks refer to the uncertainty and impact on hotel operation due to changes in government policies, such as those governing real estate, taxation, tourism, etc.

I. Tax policy:

Tax policy is a crucial factor affecting the operating costs and profits of hotels. If the government introduces a tax policy that is not conducive to the hotel industry (e. g., increasing business tax, value-added tax, etc.), hotel operations will be heavily burdened.

II. Real estate policy:

real estate policy has a great impact on the hotel industry. For instance, the government’s regulation policy on the real estate market will curtail the land supply for hotels, thereby impacting their operation.

III. Tourism policy:

tourism policy has a great effect on the hotel industry. For instance, the government’s management and regulation policies on the tourism market (e. g., restricting the number of tourists and increasing the ticket price of tourist attractions) will affect the operation of hotels.

IV. Financial policy:

The financial policy also has a substantial bearing on the hotel industry, such as the government’s regulation of bank credit policy, which will impact the financing sources and costs for hotels.

V. Government actions:

Government actions may have a direct effect on the hotel industry. For example, the government’s approval and supervision of the hotel industry will affect the operation of hotels.

Therefore, hotel operators will follow attentively policy changes and adjust business strategies accordingly in a timely manner, so as to cushion the impact of policy risks on hotel business.

VI. Competitive pressure:

The tourism market becomes increasingly competitive, so is the hotel industry, particularly among high-end hotel brands.

VII. Changes in consumer demand:

With the rising of consumer requirements for hotel living experience, the improvement of people’s living standards and the change of consumerism ideas, demands for the hotel industry are also constantly altering. As a result, the hotel industry needs to keep adjusting its business strategy.

(2) Risks Inherent in the Hospitality Industry

I. Economic risks:

The hotel industry is a consumer-oriented service industry, and its profitability is directly related to market demand, which will in turn be affected by various factors such as economic cycle and consumption power. So, the hotel industry has relatively high economic risks.

II. Market competitiveness:

With the development of global tourism, the hotel market is becoming increasingly competitive. Any hotel must face competition not only from local market, but also globally.

III. Regional policy:

The operation and development of hotels are closely related to regional policies, and any change in such policies may affect the hotel business.

IV. Environmental risks:

The hotel industry is susceptible to the environment, such as climate change and natural disasters.

V. Labor force:

The hotel industry depends on a large labor force, and human resources are mobile. Staff turnover and increase of training of costs may impact hotel business.

VI. Supply chain:

Hotels rely on a large number of suppliers, for food, room supplies, etc., and any problem in the supply chain may stall a hotel’s operation.

VII. Brand:

Brand risk is a critical risk for a hotel as its brand awareness directly bears upon its development and market competitiveness.

Our Marketing and Sales (applicability of whole section to be verified)

(1) Channel of distribution

I. Promotion of new media network platform. build your own brand on the social media platform, promote your own services and products, establish contact with potential customers, and increase exposure and visibility.

Ⅱ. Intermediator or distributor regional agent.by taking the municipal, district and county agency, selling its products through middleman or distributor. These middlemen or distributors usually have a wider sales network and more market experience, which can help (registrant name to be inserted) expand sales channels, improve the market coverage of products, form the exclusive sales network of (registrant name to be inserted), and expand the coverage of the company’s business circle.

Ⅲ. Big data promotion platform. Through big data analysis, we use the online sales platform to sell its products. These platforms can provide a broader range of potential customers, while reducing the cost of sales and improving sales efficiency. (registrant name to be inserted) can publish product information on these platforms, conduct online transactions, or communicate and negotiate with potential customers.

Ⅳ. Large companies counterpart cooperation promotion. (registrant name to be inserted) can be directly cooperate with large customers such as large industrial enterprises, energy companies or construction companies to provide customized mineral resources according to their needs. This method of sales can ensure a stable supply of products and provide a long-term and stable revenue source for mining companies.

V. Partner marketing. Cooperate with relevant enterprise franchisees or industry associations, such as promoting their products by participating in industry associations and exhibitions, so that they can recommend their services and products to customers, and improve their visibility and exposure rate.

Ⅵ. Recommendation and word-of-mouth marketing. By providing high-quality services and products, customers who buy the services and products will be satisfied and leave praise, allowing more potential customers in the wait-and-see stage to understand and serve, and improve visibility and exposure. By establishing a sound customer relationship management system, keep in close contact with customers, understand their needs and feedback, to provide more accurate products and services. This sales approach can help (registrant name to be inserted) build long-term relationships to improve customer satisfaction and loyalty.

(2) Promotion method

I. Service ecosystem model. (registrant name to be inserted)’s service ecosystem covers traditional mining, mineral processing and sales, and also extends to many fields related to mining, forming a tight ecosystem. In this service ecosystem, (registrant name to be inserted) play a core role, working closely with suppliers, customers, scientific research institutions, financial institutions, government institutions and other multiple stakeholders to create value together.

II. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the management process, partners can be individuals or institutions with relevant knowledge and resources, cooperate with the company to jointly promote and market products or services, and share profits.

III. Membership mode. Membership model is a business model based on membership management to establish a membership system to attract consumers to become members and provide personalized services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, so as to improve customer satisfaction and loyalty.

IV. New media drainage mode. (registrant name to be inserted) Relying on the sales system of regional dealers and middlemen, using the emerging new media short video trend, the company’s products and services for public domain drainage and private domain conversion product penetration. At the same time, leading the opportunity to use the celebrity effect of brand publicity and product and service promotion, so that the company’s brand can stand out among many well-known established companies in the mining industry.

V. Perfect sales network and logistics system. Through direct sales, middlemen and distributors, and online sales platforms and other channels, the products are widely distributed to the domestic and foreign markets. Actively explore new sales channels, such as cooperation with e-commerce platforms, carry out international trade, etc., to further expand the market share.

BUSINESS

Our Mission

GBS is a new French-style affordable luxury chain brand, taking pride in aesthetics-based designs and services, and having “affordable luxury economic aesthetics” as our business philosophy. GBS has won the platinum award of Chinese and foreign hotels and is one of the most influential brands of hospitality operation and management. Adhering to modern French-tyle designs and services, GBS is dedicated to furnishing travel-worn customers with exquisite, comfortable, and relaxing accommodations. Among others, our services feature special laundry assistance by designated attendants and Chinese and French wholesome meals. As a affordable luxury economic hotel, we aim to provide artistically-designed rooms and excellent services at reasonable price, satisfying more customers with ever more pleasant guest experience.

As a socially responsible enterprise, GBS will actively fulfill its corporate social responsibility, focus on employee welfare and community development, and contribute to the prosperity of the local economy and social progress. We firmly believe that with the joint efforts of all employees, GBS will usher in a more brilliant future.

Overview

Founded in 2016, Shenzhen GBS Hotel Group is headquartered in Futian CBD, Shenzhen, featuring a compendious French style created by a renowned brand designing company. GBS is positioned as a French-style medium-and-high-end business hotel chain, providing customers with healthy, safe, comfortable, and environmentally friendly accommodations. By providing unique VIP services and first-class ambiance, we strive to create a affordable luxury travel experience for customers, and are committed to forging a national brand model. To date, GBS has direct investment in 20 operating hotels in Fujian, Guangdong, Hunan, Guizhou and other provinces. Additional nearly 10 branches across the country are also in preparation.

Our core competitiveness lies in the combination of “ultimate product and ultimate service” and “digital marketing and digital operation”, which enables our franchisees to enjoy low costs, high OCC and high returns, well-known across the hospitality industry and appealing to many hotel investors.

Our Competitive Strengths

Our five core competitiveness are:

1.	time-tested supply chain structure,
2.	Synergetic growth across multiple industries,
3.	Scientific and advanced management ideas and layered talent pool,
4.	Leading market strategy,
5.	Brand influence and social responsibility.

Our Weaknesses

As a affordable luxury hotel chain, GBS has some possible weaknesses:

(1) Market volatility. The demand of tourism market is affected by various factors such as global economy, policy and technology, showing great volatility. Unstable market demand may lead hotels to face the risk of undercapacity or undersupply, which in turn affects their profitability and market share. Fluctuation of occupancy rate directly affects the profits of hotels. When guest occupancy is continuously low, the company faces the risk of loss or even bankruptcy, and when occupancy rate is high, it may attract more competitors to the market and increase competitive pressure.

(2) Capital pressure. The operation of the company requires a large amount of capital investment, including land procuring, construction, purchase of supplies, real estate maintenance, staffing and operation management. These high investments could put companies at risk of capital straps or even insolvency. Due to the particularity and risk of the hospitality industry, the company may face financing difficulties and high financing costs. When funds is tight, the company may be difficult to obtain sufficient financial support, which will affect its normal operation and development.

(3) High demand for talent. The hospitality industry needs a labor force with high professional knowledge and practical service skills. Enterprises need to invest a lot of time and resources in personnel training and recruitment, which may increase the human cost of enterprises and pose the risk of staff drain. Enterprises can cooperate with universities and professional talent institutions to carry out talent training and recruitment activities to improve their brand awareness and attraction. At the same time, enterprises can optimize the internal talent management mechanism, establish a perfect salary and welfare system and career promotion channels, in order to attract and retain excellent talents.

(4) Technology update is fast. With the continuous progress of science and technology, the hospitality industry’s requirements for technology and equipment are also increasing. hotels need to constantly introduce and develop new technologies to improve service efficiency and reduce costs. However, technological challenges may put companies at risk of technological backwardness and declining competitiveness. Therefore, hotels need to increase investment in research and development, cultivate technical personnel, and maintain the leading position in the industry.

To sum up, hotel chains that provide accommodation and dining services for customers have some weaknesses in social environment, market fluctuations, capital cost, talent demand and technology update, which require enterprises to take corresponding strategies and measures to overcome these problems and improve the competitiveness and development potential of enterprises.

Our Threats

GBS may face the following threats:

(1) policy risk. The constantly changing regulations and policies of the mining industry may lead to new regulatory requirements and market access restrictions, which will affect the operation and development of enterprises. We will pay attention to the policy developments and keep abreast of the changes in the industry regulations and policies. Actively participate in policy formulation and industry standard formulation, and strive for policy support. Establish good government relations and maintain communication and cooperation with the regulatory authorities.

(2) Technical risk. The computer platform for room reservation and business management used by hotels involve many technical fields, such as data privacy, information security and so on. If enterprises fail to keep up with the development and innovation of technology, it may lead to technology and security risks, affecting the service quality and customer satisfaction. We will invest capital and human resources to strengthen corporate research and development and innovation in the technology field. Introduce advanced technology and equipment to improve the quality and efficiency of products and services. Strengthen data security and privacy protection to ensure that customer information is not leaked.

(3) Market competition. With the continuous development of the hospitality industry, the market competition is becoming increasingly fierce. Competitors may compete for market share through price war, product innovation and other means, posing a threat to the profitability and market position of enterprises. Improve service quality and customer satisfaction, establish a corporate brand image. Optimize the product structure to meet the needs of different customers. Expand market channels and expand market share.

(4) Customer needs change. Customers’ demand for hotel services is constantly changing, such as higher requirements for service quality, personalized demand and other aspects. If the enterprise fails to adapt to the changes in customer demand in time, it may lead to customer loss and market share decline. We will establish a customer feedback mechanism to timely understand customer needs and satisfaction. Innovate the service mode to meet the personalized needs of customers. Improve service quality and improve customer retention rate.

(5) The impact of the COVID-19 epidemic. The global pandemic has had a profound impact on the hospitality industry. During the epidemic period, enterprises may face problems such as employee shortage and logistics obstruction, which will affect their normal operation and development. We will strengthen epidemic prevention and control measures to ensure the normal operation of enterprises. Flexible adjust the service mode to meet the needs of customers during the epidemic. Seize the market opportunities brought about by the epidemic and expand new business.

(6) Economic climate. The instability of the macroeconomic situation may affect the hospitality industry. For example, the slowdown of economic growth and declining consumption power may lead to the decline of market demand, affecting the profitability and development of enterprises. We will optimize our business strategy, reduce costs and improve efficiency. Expand new profit models and increase revenue sources. Strengthen fund management to ensure the stability of the enterprise capital chain.

(7) Industrial chain risk. Hotel chains are in need of a large number of supplies and products. The interruption of the industrial chain or the price fluctuations may pose a threat to their business. We will optimize the industrial chain management and reduce the procurement costs. Establish multiple information provision channels to prevent the interruption of the industrial chain. Strengthen industrial chain monitoring to ensure the authenticity of information.

(8) Word of mouth risk. The service quality of a hotel directly affects its customer experience. If the enterprise has major service quality problems, it may lead to the deterioration of reputation and affect the enterprise image and market share. We will improve service and reduce errors. Establish a sound complaint handling mechanism to timely solve customer complaints. Strengthen brand publicity, improve enterprise visibility and reputation.

To sum up, for a hotel chain it is necessary to pay close attention to the market environment and industry trends, and do a good job in risk management and response measures to ensure the stable operation and development of enterprises in front of various threats.

Our Strategies

As a French-style affordable luxury hotel chain, GBS considers its development strategy primarily from the following aspects:

(1) Resource integration and optimization. Hotel chains need to integrate all kinds of necessary resources, optimize resource allocation, and improve the efficiency of resource utilization. This includes optimizing the operation structure, improving management efficiency, and reducing business costs.

(2) Extension of the industrial chain. By extending to the upstream and downstream industrial chains, the optimization and upgrading of the industrial chain can improve the added value of products. For example, GBS can consider developing AI-based service and management system, hotel service personnel recruiting and training, hotel construction, room supplies manufacturing, value-added tourist services, transportation and other fields.

(3) Technological innovation and research and development. We should attach importance to technological innovation and investment in research and development, develop new room reservation system, building management system, environmental protection technologies and energy-saving technologies. At the same time, pay attention to the development trend of emerging tourist attractions, and layout the future market in advance.

(4) Environmental protection and sustainable development. Pay attention to environmental protection investment, implement the green energy strategy, expand the use of recyclable materials and supplies.

(5) Market development and expansion. Actively explore the domestic and foreign markets, improve the market share of products. Through diversified operation, cross-border cooperation and other means, reduce the dependence on the single market, improve the market competitiveness of the company.

(6) Talent training and corporate culture. Attach importance to talent training, improve the quality of employees, and lay a talent foundation for the development of enterprises. At the same time, cultivate a distinctive corporate culture, enhance the company’s cohesion and centripetal force.

(7) Capital operation and investment. Carry out capital operation, such as merger and acquisition, restructuring, listing, etc., to raise funds for the rapid development of the company. At the same time, we will focus on domestic and foreign investment opportunities, carry out overseas investment, and expand the international market.

(8) Policies and regulations and compliance operations. Pay close attention to policies and regulations changes, compliance operation, to ensure that the company’s business is not affected by policy risks. At the same time, make full use of policy advantages, strive for policy support, reduce operating costs.

To sum up, the development strategy of a hotel chain should pay attention to resource integration, industrial chain extension, technological innovation, environmental protection and sustainable development, market development, talent training, capital operation and policies and regulations, so as to realize the sustainable, stable and healthy development of the company.

Our Products And Services

Providing consultation services on hotel management, accommodation services, food services, branding, entrusted management, location selection and construction preparation, we focus on the field of neo-French-style chain hotel brands and own such high-end names as “Garden Hotel”, “International Hotel”, “B&B Hotel”, “Hot Spring Hotel” and so forth.

Our software and hardware products include: anti-bacterial mattresses (same type as used in Hilton five-star hotels), GBS intelligent system version 2.0, intelligent whole-room guest control systems, remote monitoring and energy consumption control (to reduce operating costs), robot room attendants, GBS cleaning system version 2.0 for air purification and ventilation, top brand intelligent cleaning and sterilization bathroom equipment, GBS version 2.0 intelligent disinfection and cleaning system, bathroom separation of dry and moist areas, carefully-chosen cotton fabrics and toiletries (same type and quality as used in five-star hotels).

With regards to services, we have the industry-leading laundry service by designated attendants, Chinese and French wholesome meals, light fruit salads, tea and refreshments readily served upon guest arrival, porridge and free snacks for late hours, and a variety of free drinks. In addition, an ordinary employee has the rapid-response authority of up to 1,000 RMB Yuan, so that customers can quickly receive their needed assistance for non-serious but unpleasant situations.

Our Business Model

GBS specializes in modern French-style affordable luxury hotel chain, and in line with the business model of “leasing plus franchising” GBS provides franchisees with operational patterns, including hotel management, accommodation services, catering services, branding, entrusted management, and early-stage site selection and construction preparation consulting services, all with a view to forging the GBS brand image and generating steady and sustainable returns for hotels.

We have a well-developed “total cost leading strategy”, pursuant to which it can be ensured that all investors have sufficient profit margins. Following this strategy, we endeavor to implement operation to perfection and to achieve maximum returns possible for investors.

Competition

There is fierce competition in the hospitality market, and major companies are getting involved in this field to provide various innovative solutions. For a fledgling hotel chain, it is difficult to stand out in the market compared with competitors that have established brands and customer base. Therefore, we will also refer to the business model of the above companies, combine with their own development positioning, and formulate business plans in line with their own development, so as to seek stable development.

Our Marketing and Sales (section applicability to be verified)

(1) Sales channels

I. Promotion of new media network platform. Build your own brand on social media platforms, promote your own services and products, connect with potential customers, and increase exposure and awareness.

Ⅱ. Intermediator or distributor regional agent. By taking the agency of the city, district and county, selling its products through middlemen or dealers. These middlemen or distributors usually have a wider sales network and more market experience, which can help GBS expand sales channels, improve the market coverage of products, form the exclusive sales network of GBS, and expand the coverage of the company’s business circle.

Ⅲ. Big data promotion platform. Through big data analysis, we use the online sales platform to sell its products. These platforms can provide a broader range of potential customers, while reducing the cost of sales and improving sales efficiency. GBS can publish product information on these platforms, conduct online transactions, or communicate and negotiate with potential customers.

Ⅳ. Large companies counterpart cooperation promotion. GBS can directly cooperate with large customers such as large industrial enterprises, hotel supplies companies or construction companies to provide customized services according to their needs. This method of sales can ensure a stable supply of services and provide a long-term and stable revenue source for us.

V. Partner marketing. Cooperate with relevant enterprise franchisees or industry associations, such as promoting their products by participating in industry associations and exhibitions, so that they can recommend their services and products to customers, and improve their visibility and exposure rate.

Ⅵ. Recommendation and word-of-mouth marketing. By providing high-quality services and products, customers who buy the services and products will be satisfied and leave praise, allowing more potential customers in the wait-and-see stage to understand and serve, and improve visibility and exposure. By establishing a sound customer relationship management system, keep in close contact with customers, understand their needs and feedback, to provide more accurate products and services. This sales approach can help GBS build long-term relationships to improve customer satisfaction and loyalty.

(2) Promotion method

I. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the management process, partners can be individuals or institutions with relevant knowledge and resources, cooperate with the company to jointly promote and market products or services, and share profits.

II. Membership mode. Membership model is a business model based on membership management to establish a membership system to attract consumers to become members and provide personalized services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, so as to improve customer satisfaction and loyalty.

III. New media drainage mode. Relying on the sales system of regional dealers and middlemen, using the emerging new media short video trend, the company’s products and services for public domain drainage and private domain conversion product penetration. At the same time, leading the opportunity to use the celebrity effect of brand publicity and product and service promotion, so that the company’s brand can stand out among many well-known established companies in the mining industry.

IV. Perfect sales network and logistics system. Through direct sales, middlemen and distributors, and online sales platforms and other channels, the products are widely distributed to the domestic and foreign markets. Actively explore new sales channels, such as cooperation with e-commerce platforms, carry out international trade, etc., to further expand the market share.

Our Quality Control (section applicability to be verified)

The quality control scheme of a hotel chain is a key measure to ensure the quality of its products and services. A complete quality control scheme should include the following aspects:

(1) Quality management organizational structure. We will establish a perfect quality management organizational structure, including quality management leading group, quality control department, quality supervision department, etc. Each department should clarify their respective responsibilities and authority to ensure the implementation of quality management measures. The leading group should be responsible for formulating quality management strategies and objectives, quality control department should be responsible for developing quality control standards and procedures, and quality supervision department should be responsible for supervision and inspection of product quality and service quality.

(2) Quality control specification. We will formulate quality control standards in line with national laws and regulations and industry standards, including product production standards and service quality standards. These standards should specify the requirements for product quality and service quality to ensure the quality and safety of the products and services.

(3) Quality control procedures. We will establish a perfect quality control procedure, including the quality control in the product production process, the quality control in the service process, the quality inspection and acceptance and other links. These procedures should ensure the quality and safety of products and services, and can detect and correct quality problems in a timely manner.

(4) Quality control training. We will conduct quality control training for our employees, including the basic concepts of quality management, quality control standards and procedures, quality inspection and acceptance methods, etc. Through the training, employees can master the basic knowledge and methods of quality management, and improve their quality awareness and ability.

(5) Quality control and assessment. We will assess the quality control work of employees, including the implementation of quality control work, quality inspection and acceptance results. Through the assessment, the enterprise can understand the performance of employees in quality control, timely find and correct quality problems, and ensure the implementation of quality control measures.

(6) Quality control and improvement. We will make quality control improvements based on the quality inspection and acceptance results, including the improvement and optimization of the quality control standards and procedures for products and services, and improve the quality and safety of products and services. Enterprises should constantly improve the quality control methods and technologies, and improve the level of quality management to meet the changing market and customer needs.

In short, the quality control plan of hotel chains should include quality management organizational structure, quality control standards, quality control procedures, quality control training, quality control assessment and quality control improvement, etc., to ensure the quality and safety of products and services. We should constantly improve and optimize the quality control scheme, improve the level of quality management, in order to improve the competitiveness of enterprises and customer satisfaction.

Government Regulation

The regulatory environment of hotel chains involves many aspects, including policy environment, economic environment, social environment and technical environment. Here is an analysis of these environments:

(1) Policy environment. The policy environment of hotel chains is complex and changeable, so we need to pay attention to the policies and regulations of national governments on the hospitality industry.

(2) Economic environment. The growing demand for affordable luxury services in China has brought both opportunities and challenges to hotel chains. Enterprises need to have a global vision, grasp the market demand, and optimize the resource allocation.

(3) Social environment. The regulatory environment of hotels is influenced by public opinion and public attitudes. Enterprises need to pay attention to the requirements of environmental protection, social responsibility and other aspects, actively fulfill corporate responsibility, and establish a good corporate image. In addition, enterprises should also pay attention to the establishment of harmonious relations with local communities to lay a solid foundation for the long-term development of enterprises.

(4) Technical environment. Technological innovation is the key for hotel chains to improve their competitiveness and reduce their costs. Enterprises need to constantly introduce advanced technology to improve management efficiency and resource utilization rate. At the same time, hotel chains should also pay attention to the development trend of emerging technologies in order to realize industrial upgrading and transformation.

To sum up, the regulatory environment of hotel chains is complex and changeable, so enterprises need to pay close attention to all kinds of external environmental factors and make good strategic planning and adjustment. In response to the regulatory environment, enterprises should adhere to the principle of compliance operation and pay attention to the communication and cooperation with the government, society and enterprises in order to achieve sustainable development.

Intellectual Property

With regards to intellectual property, GBS can adopt the following preventive solutions:

(1) Strengthen the awareness of intellectual property rights. To improve the employees’ understanding and importance of intellectual property, carry out relevant training, understand intellectual property laws and regulations, and establish the concept of respect and protection of intellectual property.

(2) Set up specialized intellectual property departments. Set up a special intellectual property department or designate full-time personnel to be responsible for the management and maintenance of the company’s intellectual property affairs to ensure the smooth progress of the intellectual property work.

(3) Formulate the intellectual property strategy. In combination with the company’s development strategy, formulate a clear intellectual property strategy, strengthen the protection of core technologies and key resources, and improve the competitiveness of the company.

(4) Intellectual property rights application and registration. Timely apply for patents, copyright, trademarks and other intellectual property rights of the company’s technological innovation and scientific research achievements, so as to ensure that the company’s intellectual property rights and interests are protected by law.

(5) Signing of confidentiality agreements. Sign confidentiality agreements with employees and partners, clarify confidentiality obligations and liabilities for breach of contract, and prevent the occurrence of intellectual property infringement.

(6) Monitor the market dynamics. Pay close attention to the industry dynamics and the intellectual property status of the competitors, timely find out the potential intellectual property risks, and ensure the rights and interests of the company in the market competition.

(7) Strengthen internal management. Establish and improve the internal intellectual property management system, standardize research and development, production, sales and other links, and prevent internal intellectual property infringement.

(8) Awareness of intellectual property rights protection. Improve the awareness of intellectual property rights protection, actively take legal means to protect the rights of the discovered infringement acts, and safeguard the legitimate rights and interests of the company.

(9) Developing intellectual property rights cooperation. Cooperate with universities, research institutions and industry associations to share intellectual property resources and promote technological innovation and industrial development.

(10) Regular audit and evaluation. Regularly audit and evaluate the company’s intellectual property status, timely find out the potential risks, adjust the intellectual property strategy, and improve the company’s intellectual property protection ability.

Through the above prevention plan, hotel chains can effectively reduce intellectual property risks, protect their legitimate rights and interests, and promote the sustainable development of enterprises.

Legal Proceedings

GBS may face the following litigation risks:

(1) Environmental pollution litigation. Waste water from laundry services, if polluting detergent is used, may lead to environmental pollution litigation. According to China’s Environmental Protection Law and other relevant laws and regulations, enterprises need to assume the corresponding responsibility for environmental protection.

(2) Construction safety litigation. Construction is a high-risk industry. If the enterprise fails to strictly comply with the safety construction laws and regulations, it may lead to safety accidents. After the accident, they may face lawsuit filed by the victim and their families.

(3) Intellectual property rights litigation. In the process of technology research and development and innovation, if the intellectual property rights of others are not fully respected and protected, the intellectual property litigation may arise. In addition, the enterprise’s own intellectual property rights may also be infringed by others, leading to rights protection litigation.

(4) Labor dispute litigation. Labor disputes between enterprises and employees, such as salary and perks, welfare treatment, work time and other problems, may lead to labor dispute litigation.

(5) Land-use right litigation. Construction of hotel buildings may involve in land right dispute. If the enterprise fails to obtain the land right according to law or fails to properly handle the land right issue, it may face litigation.

(6) Product liability litigation. If there are quality problems in hotel products or services, it may lead consumers to file product liability lawsuits.

(7) Financing litigation. In the process of financing, enterprises may face litigation risks such as financing contract disputes and guarantee disputes.

(8) Tax litigation. Companies that fail to comply with tax regulations may face tax lawsuits filed by the tax authorities.

(9) Antitrust litigation. In the market competition, if an enterprise is suspected of monopolistic behavior, it may lead to anti-monopoly litigation.

In order to reduce the litigation risk, hotel chains should strengthen the awareness of laws and regulations, ensure that their business activities are compliant and legal, solve disputes in time, and safeguard the legitimate rights and interests of enterprises. At the same time, enterprises should also strengthen internal management, improve the legal literacy of employees, and establish and improve the risk prevention and control system to deal with potential litigation risks.

Employees

The types of employees mainly include the following categories:

(1) Management personnel. Responsible for the company’s strategic planning, operation management, human resources and other work.

(2) Technicians. Including building and interior designers, electricians, plumbers, computer technicians, safety inspectors, and other professional talents.

(3) Safety and environmental protection personnel. To be responsible for the supervision and management of safety and environmental protection of the company.

(4) Marketing personnel. Responsible for product sales, market expansion and customer relationship maintenance.

(5) Financial personnel and audit personnel. Responsible for the company’s financial planning, cost control, audit and other financial related affairs.

(6) Human resources specialist. Responsible for human resources recruitment, training, compensation and welfare and other management.

(7) Administrative and support personnel. Responsible for the company’s internal administrative management, supplies procurement, building and equipment maintenance and other logistics support work.

(8) Research and innovation personnel. Responsible for the company’s technology research and development, innovation project implementation and intellectual property management, etc.

(9) Corporate culture construction and publicity personnel. Responsible for corporate culture communication, brand building, internal and external publicity work.

The above kinds of employees constitute the overall team of the hotel chain to jointly promote the development and production operation of the company.

PESTEL Analysis

(1) Industry analysis

I. Market Potential and Growth Trend

The mid-to-high-end hotel sector shows great potential in China. With the upgrading of consumption, the rising of income level and the increasing of business travels, consumers’ demand for accommodation services points more toward quality and customization, which has fueled the continuous growth of the mid-to-high-end hotel market.

II. Social Environment

Before the COVID-19 pandemic, business travel expenditures in China showed a steady growth year on year. Although there was a brief decline due to the pandemic, it recovered quickly, indicating the market’s strong resilience and demand base. With the advent of the era of tourism, not only are business tours climbing, traveling for leisure and vacation is also booming, which has prompted more mid-to-high-end hotel brands to expand their layout to meet diversified market demands.

III. Industrial Competition Landscape

As of 2021, the top three corporate groups in China’s medium-level hotel industry remained relatively strong, but competition was fierce as ever, with new players emerging and various brands attracting customers by improving service quality, creating unique products, and optimizing their operating models.

IV. Policy and Economic Environment

The support of national policies for the construction of tourist and supporting facilities provides favorable conditions for the growth of mid-to-high-end hotels. In the meantime, the booming business activities brought about by economic development has also boosted the hotel industry. In terms of investment environment, investors are optimistic about the long-term value of the mid-to-high-end hotel sector, and investment in this sector is expected to remain active.

V. Change in Consumer Behaviors

In choosing hotels, consumers pay more attention to service quality and guest experience, including sound facilities, luxurious ambiance, and one-stop services incorporating dining, living, entertainment, shopping and transportation”, which poses higher demands for mid-to-high-end hotels to continue to innovate and improve service quality.

VI. Technical Environment

Emerging technologies such as artificial intelligence and big data are increasingly being used in hotel management and services, thus effectively improving operation and management efficiency and allowing a more personalized customer experience. This is also an important means for mid-to-high-end hotels to maintain their competitiveness.

To sum up, the mid-to-high-end chain hotel market is facing both opportunities and challenges. Against the background of consumption upgrading, technological innovation, market segmentation and industry consolidation, those brands capable of precise market-positioning, excellent service and efficient operation will have more competitive advantages.

(2) Industry data

I. Market size of the hospitality industry

From the perspective of the overall hotel market, according to a report by Research and Market, a market search institute, that by 2028 China’s hotel market is expected to reach 166.02 billion US dollars, a huge potential for growth. From the perspective of hotel types, economy hotels are close to saturation with close competition, while mid-to-high-end hotels have entered a growth period, witnessing their number and performance surpassing those of economy hotels.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Mr. Jinqi DAI	52	Chairman of the Board and President
Mr. Hua LI	47	CEO
Ms. Xiaoping CHENG	48	Director, CFO
Mr. Yuhan ZHAO	42	COO

Introduction

Dai Jinqi, aged 52 and the GBS chairman of the board of directors, is expert at corporate management and has extensive experience in the hotel and catering industry. In 2017, Mr. Dai founded Shenzhen Faqi Liquor Import & Export Co., Ltd. Since 2016 and to date, Mr. Dai has served as the executive vice president of Guangdong Dai Federation and the director of the Charity Foundation. Since 2014, Mr. Dai founded Shenzhen GBS Hotel Management Co., Ltd., serving as the chairman of the board. He owns a total of 15 hotels and B&Bs. From 2006 to 2014, he has founded “Wanshun Washing Company”, “Shenzhen Luohu Shengyi Laundry Center” and “Shenzhen Jupin Catering Management Co., Ltd.”, and served as the executive deputy secretary-general and vice president of Shenzhen Nanjing Chamber of Commerce since 2009.

Mr. Hua LI, aged 47, CEO of Shenzhen GBS Hotel Management Co., Ltd., excels at hotel management and new hotel preparation. He has participated in hotel pre-market research, hotel planning and design, construction and preparation of the hotel comprehensive quality management system, formulated action plans and hotel annual key work plans and decision-making business plans according to the balanced scorecard. He has also partaken in five-star hotel evaluation, green hotel evaluation, mayor quality award quality management process. He has organized and hosted large international events many times, and has extensive management experience. Mr. Li joined Shenzhen GBS Hotel Management Co., Ltd. in 2023 and has been the president of IHMA Shenzhen Branch since 2021. Mr. Li has served as Food & Beverage Director, Assistant General Manager, Deputy General Manager and General Manager of Wyndham Group at Mission Hills Golf Junhao Hotel, InterContinental Group Holiday Inn Donghua, Accor Group, Pavilion Hotel, Grand Skylight Hotel, Zhonghai Kaili Hotel, Aerospace Science and Industry Group, and Wyndham Group. Since graduating from Nanjing Institute of Tourism and Hotel Management in 1997, Mr. Li started as a entry-level waiter in a restaurant in a five-star hotel, and has continued to study and work hard during his employment, using his spare time to receive a bachelor’s degree in administrative management from Northeast Normal University, an EMBA business administration degree from Peking University, a Pioneer In IHMA Hotel Industry Director certification, a China Hotel Service Master, an OTA Operator at Ctrip University, a General Manager Of Tourism Industry Qualification Certification from the National Tourism Administration, and one of the top ten outstanding general managers of the Platinum Award of Chinese and Foreign Hotels (18th).

Ms. Xiaoping CHENG, aged 48, CFO of Shenzhen GBS Hotel Management Co., Ltd., is adept at chain hotel preparation, guest room decoration engineering, financial budget management, and has rich hotel management experience. Ms. Cheng joined Shenzhen GBS Hotel Management Co., Ltd. in 2016 and co-founded the GBS chain with Mr. Dai, founder of the GBS Hotel Group, and has been the financial director of Shenzhen GBS Hotel Management Company since then. In 1996 she joined the hotel service industry and has since served as a senior executive of Shangri-La Hotel, Shenzhen, participated in the overall room decoration of Shangri-La, participated in the Management Certification Training Qualification of the room director of the registered hotel in the United States, won the Excellent Supervision And Management Certification Training Qualification, and has rich experience in formulating departmental standardized operation procedures in the construction of hotel room system and financial cost control. Ms. Cheng graduated from Changfu High School in Zhangshu City, Jiangxi Province in 1995 and obtained a bachelor’s degree in business administration through hotel management studies in her spare time.

Mr. Yuhan ZHAO, aged 42, has been engaged in the hotel industry for more than 15 years and has extensive experience in hotel operation framework building, team training and standard implementation, cost control, risk management and control, investment evaluation and other hotel operation affairs. Since October 2021, he has served as the COO of GBS, responsible for the operation of the whole group, and served as the operation consultant of dozens of hotels. From 2018 to 2021, he served as a regional director in Huazhu’s H chain, Tuwo and other start-up companies, responsible for the operation of more than 100 chain stores. From 2013 to 2017, he served as the City Culture Officer of Huizhou in Jin Jiang Group, responsible for the training of nearly 50 branches from middle management to store managers, including data analysis, operation management, team management and other aspects. Mr. Zhao graduated from West China University in 2004 with a junior college degree in computer application.

Board of Directors

Our board of directors will consist of directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$ , divided into Ordinary Shares, with a par value of US$ each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “GBS”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the China as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

SHARES ELIGIBLE FOR FUTURE SALE (Chapter applicability to be verified)

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION (chapter to be modified as applicable to registrant)

The following summary contains a description of the material U.S. federal income tax and Hong Kong tax and Cayman Islands tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong.

Ⅰ. Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in Cayman Islands.

Ⅱ. Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares) unless such sale of property constitutes a transaction in the nature of trade. Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the statutory tax rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15.5% for unincorporated businesses and individuals on the remainder of assessable profits. To avoid abuse of the two-tiered tax regime, each group of connected entities can nominate only one entity to apply the two-tiered tax rates. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of ordinary shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Ⅲ. Stamp Duty

Hong Kong stamp duty, currently charged at the rate of HK$1.30 per HK$1,000 or part thereof on the higher of the consideration for or the value of the ordinary shares, will be payable by the purchaser on every purchase and by the seller on every sale of ordinary shares (i.e., a total of HK$2.60 per HK$1,000 or part thereof is currently payable on a typical sale and purchase transaction involving ordinary shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of ordinary shares. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Ⅳ. Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of ordinary shares whose death occurs on or after February 11, 2006.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $         . Such accountable out-of-pocket expenses include no more than $          in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $          and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $         , background checks expenses not to exceed $         , and DTC eligibility fees and expenses not to exceed $         . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $         .

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date

Exhibit Index

Exhibit no.	Exhibit
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, State of China on May 29, 2024.

(Registrant)	GUI BIN SHE INTERNATIONAL HOLDING GROUP

By (Signature and Title)	/s/ Jinqi Dai, Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	/s/ Hua LI

(Title)	CEO

(Date)	May 29, 2024

(Signature)	/s/ Xiaoping Cheng

(Title)	CFO and Director

(Date)	May 29, 2024